UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2021

PetMed Express, Inc.
(Exact name of registrant as specified in its charter)
Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

420 South Congress Avenue Delray Beach, FL 33445
(Address of principal executive offices) (Zip Code)

(561) 526-4444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On May 25, 2021, the Board of Directors (“Board”) of PetMed Express, Inc. (the “Company”) appointed Jodi Watson, 56 years old, as a director on our Board, and also appointed her as a member on the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee.

Ms. Watson is a highly accomplished Senior Executive with more than 20 years of progressive experience in global retail, wholesale, omni-channel, technology, digital and direct-to-consumer, and a proven history of leadership across multiple other industries. Ms. Watson's core skills include: digital transformation, business unit (P&L) leadership, marketing, public relations, e-Commerce, talent development, customer service, organizational restructuring and M&A. Ms. Watson has held global leadership roles with companies such as Petco (NASDAQ: WOOF), Wolverine Worldwide (NYSE: WWW), Pottery Barn, Williams-Sonoma (NYSE: WSM) and Eddie Bauer. She currently works as a CMO, Board Member and Consultant with private equity, venture capital, start-ups and publicly traded companies.

Since January 2018, Ms. Watson has worked as a CMO for SmartCanister, an IoT technology platform for just-in-time delivery of subscription-based coffee. Since November 2018, Ms. Watson has been a member of the Board of Directors of Dakota Supply Group, an employee-owned organization in the building distribution industry, where she has been a member of the Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee. Since December 2018, Ms. Watson is also an Advisory Board member for QLTY, a direct to consumer work boot manufacturer. From January 2019 to September 2020, Ms. Watson was the Vice Chair of the Board for TrueLeaf Pet, a publicly traded manufacturer in Canada and direct to consumer seller of pet food and other health and wellness products, where she also led the Governance and Compensation Committees.

From March 2016 to August 2017, Ms. Watson served as the SVP and interim CMO for Petco (NASDAQ: WOOF), including the Unleashed by Petco and Drs. Foster & Smith divisions, where she held P&L accountability for all e-Commerce, including marketing, pharmacy and call centers. She was responsible for marketing for 1,400 stores with a team of 1,000 employees. From January 2009 to February 2016, Ms. Watson was President of Consumer Direct at Wolverine Worldwide (NYSE: WWW), where Ms. Watson led the company’s digital transformation within a $2.6B public portfolio company for 13 brands. During her 7 years at Wolverine, Ms. Watson was responsible for all direct to consumer operations, this included P&L ownership of omni-channel initiatives for 85 global websites and 200 stores. From January 2003 to January 2008, Ms. Watson was Director and Vice President of Direct Marketing Services for Williams-Sonoma, Inc. (NYSE: WSM), where she led customer acquisition for all 7 brands, in all channels of business (Retail, e-Commerce and Catalog).

Ms. Watson has held numerous leaderships positions for industry and non-profit organizations and is a frequent spokesperson, public speaker and contributor for industry conferences, events and publications including the Direct Marketing Association, National Retail Foundation, E-tail, and the Global Pet Food Forum. Ms. Watson holds a Master’s degree in Design Methods: Human Centered Design from the IIT Institute of Design - Illinois Institute of Technology in Chicago, IL, and a Bachelor of Arts in Marketing and Management from the School of Business at Portland State University in Portland, OR. She has held numerous board and committee positions for business advocacy groups and non-profits and is a frequent speaker at industry events. Ms. Watson has a long-standing passion for animal health and wellness, volunteering for three months aboard the Sea Shepherd in the Fall of 2017. Ms. Watson’s extensive and high level experience in the pet industry and other retail industries, as well as her board experience with other corporations, enables her to make very significant contributions to the Board’s decision making processes, especially in e-commerce and other marketing matters.

The Board has determined that Ms. Watson is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market. Ms. Watson will participate in the Company’s standard independent director compensation program, and will receive an annual retainer of $40,000, paid quarterly, and a restricted stock grant of 7,500 shares on the date of our 2021 annual stockholders meeting, July 30, 2021. The restricted stock grant will vest in three equal installments, starting on the anniversary of the grant date, July 30, 2022 and annually thereafter, assuming continued service as a director, under the 2015 Outside Director Equity Compensation Restricted Stock Plan. Ms. Watson will also be entitled to receive reimbursement of her reasonable travel expenses incurred in connection with her attendance at the annual stockholders, Board and committee meetings.

There are no family relationships between Ms. Watson and any director or other executive officer of the Company nor are there any transactions between Ms. Watson or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Watson and any other persons or entities pursuant to which Ms. Watson was appointed as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2021

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name:	Bruce S. Rosenbloom
Title:	Chief Financial Officer

2